Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Helmerich & Payne, Inc.

Subsidiaries of Helmerich & Payne, Inc.

White Eagle Assurance Company (Incorporated in Vermont)
Helmerich & Payne International Drilling Co. (Incorporated in
Delaware)

Subsidiaries of Helmerich & Payne International Drilling Co.
Helmerich & Payne (Africa) Drilling Co. (Incorporated
in Cayman Islands, British West Indies)
Helmerich & Payne (Colombia) Drilling Co. (Incorporated
in Oklahoma)
Helmerich & Payne (Gabon) Drilling Co. (Incorporated in
Cayman Islands, British West Indies)
Helmerich & Payne (Argentina) Drilling Co. (Incorporated
in Oklahoma)
Helmerich & Payne (Boulder) Drilling Co. (Incorporated in
Oklahoma)
Helmerich & Payne (Peru) Drilling Co., Sucursal del Peru,
Lima (Lima Branch - Incorporated in Peru)
Helmerich & Payne (Peru) Drilling Co., Sucursal del Peru
(Iquitos Branch - Incorporated in Peru)
Helmerich & Payne (Australia) Drilling Co. (Incorporated
in Oklahoma)
Helmerich & Payne del Ecuador, Inc. (Incorporated in
Oklahoma)
Helmerich & Payne de Venezuela, C.A. (Incorporated in
Venezuela)
Helmerich & Payne Rasco, Inc. (Incorporated in Oklahoma)
H&P Finco (Incorporated in Cayman Islands, British
West Indies)
H&P Invest Ltd. (Incorporated in Cayman Islands), British
West Indies, doing business as H&P (Yemen) Drilling Co.

Subsidiary of H&P Invest Ltd.
Turrum Pty. Ltd. (Incorporated in Papua, New Guinea)

The Space Center, Inc. (Incorporated in Oklahoma)
Helmerich & Payne Properties, Inc. (Incorporated in Oklahoma)
Utica Square Shopping Center, Inc. (Incorporated in Oklahoma)

Subsidiaries of Utica Square Shopping Center, Inc.
Fishercorp, Inc. (Incorporated in Oklahoma)